POWER OF ATTORNEY

We, the undersigned Trustees of AGIC Convertible & Income Fund II (the “Trust”), hereby severally constitute and appoint each of Thomas J. Fuccillo, Brian S. Shlissel, Lawrence G. Altadonna, Wayne Miao and David C. Sullivan, and each of them singly, with full powers of substitution and resubstitution, our true and lawful attorney, with full power to him to sign for us, and in our names and in the capacities indicated below, any Registration Statement of the Trust on Form N-2, all Pre-Effective Amendments to any such Registration Statement of the Trust, any and all subsequent Post-Effective Amendments to such Registration Statement, any and all supplements or other instruments in connection therewith, and any subsequent Registration Statements for the same offering which may be filed under Rule 462(b), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, the securities regulators of the appropriate states and territories and any other regulatory authority having jurisdiction over the issuance of rights and the offer and sale of shares of beneficial interest of the Trust, and generally to do all such things in our names and on our behalves in connection therewith as such attorney deems necessary or appropriate to comply with the Securities Act of 1933, the Investment Company Act of 1940, all related requirements of the Securities and Exchange Commission and all related requirements of the appropriate state and territorial regulators, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Name	Capacity	Date

/S/ DEBORAH A. DECOTIS		August 27, 2012
Deborah A. DeCotis	Trustee

/S/ BRADFORD K. GALLAGHER		August 28, 2012
Bradford K. Gallagher	Trustee

/S/ JAMES A. JACOBSON		August 27, 2012
James A. Jacobson	Trustee

/S/ HANS W. KERTESS		September 12, 2012
Hans W. Kertess	Trustee

/S/ JOHN C. MANEY		August 24, 2012
John C. Maney	Trustee

/S/ WILLIAM B. OGDEN, IV		August 28, 2012
William B. Ogden, IV	Trustee

/S/ ALAN RAPPAPORT		August 25, 2012
Alan Rappaport	Trustee